Independent auditors' consent


The board and shareholders IDS Strategy Fund, Inc.
   IDS Equity Value Fund
   IDS Strategy Aggressive Fund

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                    KPMG Peat Marwick LLP



Minneapolis, Minnesota
May   , 1998